Perma-Fix Schedules Second Quarter 2009 Earnings Conference Call

ATLANTA – July 31, 2009 — Perma-Fix Environmental Services, Inc. (NASDAQ: PESI) today announced that it will host a conference call at 12:00 noon ET on Thursday, August 6, 2009. The call will be available on the Company’s website at www.perma-fix.com, or by calling (877) 221-1081 for U.S. callers, or (706) 758-6511 for international callers.  The conference call will be led by Dr. Louis F. Centofanti, Chairman and Chief Executive Officer, and Ben Naccarato, Vice President and Chief Financial Officer, of Perma-Fix Environmental Services, Inc.

A webcast will also be archived on the Company’s website and a telephone replay of the call will be available approximately one hour following the call, through midnight August 13, 2009, and can be accessed by calling: (800) 642-1687 (U.S. callers) or (706) 645-9291(international callers) and entering conference ID: 23179933.

Perma-Fix Environmental Services, Inc., a national environmental services company, provides unique mixed waste and industrial waste management services. The Company’s increased focus on nuclear services includes radioactive and mixed waste treatment services for hospitals, research labs and institutions, federal agencies, including DOE, DOD, and nuclear utilities. The Company’s industrial services treat hazardous and non-hazardous waste for a variety of customers including, Fortune 500 companies, federal, state and local agencies and thousands of other clients. Nationwide, the Company operates seven waste treatment facilities.

Please visit us on the World Wide Web at http://www.perma-fix.com.

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Contacts:
Dr. Louis F. Centofanti, Chairman and CEO	David K. Waldman-US Investor Relations
Perma-Fix Environmental Services, Inc.	Crescendo Communications, LLC
(770) 587-9898	(212) 671-1020 x101

Herbert Strauss-European Investor Relations
herbert@eu-ir.com
+43 316 296 316